Exhibit 99.01
FOR IMMEDIATE RELEASE                             Website http://www.arthrt.com
September 13, 2013                                    Contact: Investor Relations
(978) 602-1436

ARRHYTHMIA RESEARCH TECHNOLOGY INC.
ANNOUNCES RESIGNATION OF CFO AND APPOINTMENT OF
NEW PRINCIPAL FINANCIAL OFFICER

Fitchburg, Massachusetts

Arrhythmia Research Technology Inc. (NYSE MKT: HRT), (the "Company") announced today, that the Company’s Board of Directors appointed Mr. Derek T. Welch, age 45, the Company’s Corporate Controller, to act as principal financial officer and accounting officer of the Company upon the resignation, effective September 12, 2013, of Mr. David A. Garrison, who served as the Company’s Executive Vice President and Chief Financial Officer.
"We are pleased to have Mr. Welch step into this role," said E.P. Marinos, the Company’s Chairman of the Board. "His business, technical experience and proven work ethic will provide strength and leadership during this transition period.”
Mr. Welch has over 20 years of accounting experience across a variety of industries including retail, management consulting, manufacturing and medical devices. His experience includes public reporting, acquisitions, Sarbanes Oxley compliance, budgeting and forecasting as well as domestic and international systems implementations.
Mr. Welch is a certified public accountant and earned his Bachelor’s Degree in Business Administration, with a concentration in accounting, from the University of New Hampshire.

About Arrhythmia Research Technology, Inc.

The Company through its wholly-owned subsidiary, Micron Products, Inc. manufactures components, devices and equipment primarily for the medical and defense industries. Micron is engaged in the production and sale of silver/silver chloride coated and conductive resin sensors used as component parts in the manufacture of integrated disposable electrophysiological sensors. These disposable medical devices are used worldwide in the monitoring of electrical signals in various medical applications. The Company has expanded into custom thermoplastic injection molded products with a full array of design, engineering and production services and management. The addition of an orthopedic implant machining operation, produces quick-turn, high volume and patient-specific, finished orthopedic implants. The Company also has developed and distributes a customizable proprietary signal-averaging electrocardiography (SAECG) software used in the detection of certain heart arrhythmias and that is reconfigurable for a variety of hardware platforms.

For more information please check our websites:
http://www.arthrt.com             http://www.micronproducts.com

Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to maintain our current pricing model and/or decrease our cost of sales; our ability to increase sales of higher margin products and services; variations in the mix of products sold; variability of customer demand and delivery requirements; ability to license our software, provide timely customization and updates; a stable interest rate market and/or a stable currency rate environment in the world, and specifically the countries where we are doing business; continued availability of supplies or materials used in manufacturing at competitive prices; continued availability of supplies or materials used in manufacturing at competitive prices; amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources; volatility in commodity and energy prices; and the Company's ability to offset higher costs with price increases. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.